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                                                                      Exhibit 5b

                              AMENDED AND RESTATED
                             SUB-ADVISORY AGREEMENT


                  AGREEMENT dated July 28, 1988, between PROVIDENT NATIONAL BANK, a national banking association (herein called "Provident"), and PROVIDENT INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940 and wholly-owned by Provident (herein called "PIMC").

                  WHEREAS, PIMC is the investment adviser to Municipal Fund for California Investors, Inc. (the "Fund"), an open-end, diversified, management investment company registered under the Investment Company Act of 1940;

                  WHEREAS, PIMC entered into a sub-advisory agreement made as of February 28, 1983 (the "Sub-Advisory Agreement") between PIMC and Provident for certain investment research, administrative, and statistical services in connection with PIMC's advisory activities on behalf of the Fund, which at such time offered shares in only one portfolio; the Fund's California Money Fund portfolio (the "Cal Money Portfolio");

                  WHEREAS, the Fund, as of the date hereof, now offers shares in two portfolios: the Cal Money Portfolio and the Fund's California Intermediate Municipal Fund portfolio (the "Cal Intermuni Portfolio") (the Cal Money Portfolio and the Cal Intermuni Portfolio collectively refereed to herein as the "Portfolios" and each as a "Portfolio");

                  WHEREAS, PIMC wishes to amend and restate in full the Sub-Advisory Agreement to retain Provident to provide it with investment research, administrative, and statistical services in connection with PIMC's advisory activities on behalf of both the Cal Money Portfolio and the Cal Intermuni Portfolio; and

                  WHEREAS, Provident is willing to provide such services to PIMC upon the conditions and for the compensation set forth below,

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto that the "Sub-Advisory Agreement" is hereby amended and restated in full as follows:

                  1. Appointment. PIMC hereby appoints Provident its sub-adviser as required by the Advisory Agreement between PIMC and the Fund dated as of July 28, 1988 (such Agreement or the most recent successor advisory agreement between such parties is referred to herein as the "Advisory Agreement"). Provident
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accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                  2. Sub-Advisory Services. Subject to the supervision of the Board of Directors of the Fund, Provident, through its Trust Division and on behalf of each Portfolio of the Fund, will provide each Portfolio investment research and credit analysis concerning prospective and existing Portfolio investments, make recommendations with respect to each Portfolio's continuous investment program, supply PIMC computer facilities and operating personnel, and provide such statistical services as PIMC may from time to time reasonably request. Provident will provide the services rendered by it hereunder in accordance with each Portfolio's investment objective, policies and restrictions as stated in the Portfolio's prospectus, as presently in effect and Provident further agrees that it:

                           (a)  will use the same skill and care in providing
such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                           (b)  will conform with all applicable Rules and
Regulations of the Securities and Exchange Commission (hereinafter called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with the regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies to the same extent as if such regulations were by their terms applicable to its activities hereunder;

                           (c)  will not invest its assets or assets of any
fiduciary account managed by it in shares of a Portfolio, make loans for purposes of purchasing or carrying such shares, or make loans to a Portfolio;

                           (d)  will maintain or cause PIMC to maintain books
and records with respect to each Portfolio's securities transactions;

                           (e)  will render to the Fund's Board of Directors
such periodic and special reports as the Board may request; and

                           (f)  will maintain its policy and practice of
conducting its Trust Division independently of its commercial Division. In making investment recommendations for each Portfolio, Trust Division personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the Commercial Division. In dealing with commercial customers, the Commercial Division will not inquire or take into consideration whether securities of those customers are held by the Portfolio.
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                  3. Services Not Exclusive. Provident's services hereunder are not deemed to be exclusive, and Provident shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

                  4. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules, Provident hereby agrees that all records which it maintains for each Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Provident further agrees to preserve, or cause PIMC to preserve, for the periods prescribed by Rule 31-2, the records required to be maintained by Rule 31-1 of the Rules.

                  5. Expenses. During the term of this Agreement. Provident will pay all expenses incurred by it in connection with its activities under this Agreement.

                  6. Compensation. For the services which Provident will render to PIMC under this Agreement, PIMC will pay to Provident a monthly fee equal to 75% of each month's advisory fee received by PIMC from the Fund with respect to each Portfolio pursuant to the Advisory Agreement between PIMC and the Fund. Notwithstanding the foregoing, the fee payable to Provident shall be adjusted each quarter as necessary to assure that, with respect to each Portfolio, PIMC has income from all sources before application of federal, State, or other income taxes of at least $22,500 during each quarter. The sub-advisory fee shall be paid by PIMC to Provident at least quarterly.

                  7. Limitation on Liability. Provident will not be liable for any error of judgment or mistake of law or for any loss suffered by PIMC or by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

                  8. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue with respect to a Portfolio until May 31, 1989. Thereafter, if not terminated, this Agreement shall continue with respect to a Portfolio for successive period of 12 months each, provided, such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interest persons of the Fund or any such party, cast in person at a meeting called for the propose of voting on such approval, and (b) by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Portfolio,
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on 60 days' written notice to PIMC, and will be terminated upon any termination of the Advisory Agreement between the Fund and PIMC. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940.)

                  9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to a Portfolio until approved by vote of the holders of a majority of the Portfolio's outstanding voting securities.

                  10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            PROVIDENT NATIONAL BANK
Attest:


/s/ Signature illegible                     By: /s/ Signature illegible
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(Corporate Seal)


                                            PROVIDENT INSTITUTION
                                            MANAGEMENT CORPORATION

Attest:

/s/ Signature illegible                     By: /s/ Thomas H. Nevin
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(Corporate Seal)